UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/03/2006

NOVASTAR FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13533

MD	74-2830661
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114
(Address of principal executive offices, including zip code)

816.237.7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On August 3, 2006, NovaStar Financial Inc. announced financial results for the second quarter ended June 30, 2006. Second quarter 2006 net income available to common shareholders was reported as $33.1 million and diluted earnings per share available to common shareholders were $0.99. The press release announcing the earnings for the second quarter ended June 30, 2006 is included as Exhibit 99 and is incorporated herein by reference.

References to the registrant's website do not incorporate by reference the information on the registrant's website into this Current Report and the registrant disclaims any such incorporation by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits
99 Press Release dated August 3, 2006 "NovaStar Financial Announces Second-Quarter 2006 Results, Declares $1.40 Per Share Dividend on Common Stock."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVASTAR FINANCIAL, INC.

Date: August 03, 2006	By:	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.	Press Release dated August 3, 2006 "NovaStar Financial Announces Second-Quarter 2006 Results, Declares $1.40 Per Share Dividend on Common Stock."